NETGEAR, Inc.
350 EAST PLUMERIA DRIVE
SAN JOSE, CA 95134

December 18, 2018

Dear NETGEAR Stockholder:

On November 28, 2018, the board of directors of NETGEAR, Inc. authorized a special stock dividend to its stockholders of 62,500,000 shares of common stock, par value $0.001 per share, of Arlo Technologies, Inc., all of which shares are currently owned by NETGEAR and represent approximately 84.2% of the outstanding shares of Arlo common stock. Following this special stock dividend, which we refer to as the distribution, NETGEAR will no longer hold any shares of Arlo common stock.
The distribution will be made as of 5:00 p.m., New York City time, on December 31, 2018, which we refer to as the distribution date, by means of a pro rata dividend to all NETGEAR stockholders of record on December 17, 2018, which we refer to as the record date. As of December 17, 2018, the record date, there were 31,560,939 shares of common stock, par value $0.001 per share, of NETGEAR outstanding. Accordingly, NETGEAR stockholders will receive 1.980295 shares of Arlo common stock for every share of NETGEAR common stock held as of the record date. No fractional shares of Arlo common stock will be received by NETGEAR stockholders. Instead, NETGEAR stockholders will receive a cash payment in lieu of any fraction of a share of Arlo common stock that they otherwise would have received.
If you sell your shares of NETGEAR common stock prior to or on the distribution date, you also may be selling your right to receive the special stock dividend of shares of Arlo common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling NETGEAR common stock prior to or on the distribution date.
Following the distribution, shares of NETGEAR common stock will continue to trade on the Nasdaq Global Select Market under the symbol “NTGR,” and shares of Arlo common stock will continue to trade on the New York Stock Exchange under the symbol “ARLO.” You do not need to take any action to receive your shares of Arlo common stock. Further, you do not need to pay any consideration for the shares of Arlo common stock that will be distributed to you or surrender or exchange your shares of NETGEAR common stock to receive the dividend of shares of Arlo common stock. The distribution will not affect the number of shares of NETGEAR common stock that you hold.
The attached information statement provides you with important information concerning the distribution, including (1) the material U.S. federal income tax consequences of the distribution, (2) how we determined the number of shares of Arlo common stock that you will receive, (3) how fractional shares will be treated, (4) a brief description of the background and business of Arlo and (5) how you can obtain additional information about these matters.
On behalf of our board of directors, thank you for your continued interest in NETGEAR.
Sincerely,
Patrick C.S. Lo
Chairman and Chief Executive Officer

NETGEAR, Inc.
350 EAST PLUMERIA DRIVE
SAN JOSE, CA 95134

INFORMATION STATEMENT

Spin-off of Arlo Technologies, Inc. by NETGEAR, Inc.
through the Distribution of
Arlo Technologies, Inc. Common Stock

In January 2018, NETGEAR, Inc. (which we refer to as “we,” “our” and “NETGEAR”) formed Arlo Technologies, Inc. (which we refer to as “Arlo”) as a wholly-owned subsidiary and received 1,000 shares of common stock, par value $0.001 per share, of Arlo (which we refer to as “Arlo common stock”). In connection with the separation of Arlo from NETGEAR, we contributed the businesses, assets and liabilities constituting our Arlo business to Arlo (the “contribution”), and on August 2, 2018 we received 62,499,000 shares of Arlo common stock. As of August 2, 2018, we owned 100% of Arlo’s outstanding common stock. On August 7, 2018, Arlo completed the initial public offering, or IPO, of 11,747,250 shares of its common stock, which included 1,532,250 shares of Arlo common stock allocated to the underwriters’ option to purchase additional shares of Arlo common stock, which was exercised in full on August 3, 2018. Immediately following the IPO, we owned 62,500,000 shares of Arlo common stock, or approximately 84.2% of its outstanding common stock. On November 29, 2018, we announced that our board of directors had authorized a special stock dividend to NETGEAR stockholders of the 62,500,000 shares of Arlo common stock that we own.
We are sending you this information statement in connection with the distribution. In the distribution, which will be done on a pro rata basis through a special stock dividend, holders of shares of common stock, par value $0.001 per share, of NETGEAR (which we refer to as “NETGEAR common stock”) will receive 1.980295 shares of Arlo common stock for each outstanding share of NETGEAR common stock that they own as of 5:00 p.m., New York City time, on December 17, 2018, which we refer to as the record date. The distribution will be made as of 5:00 p.m., New York City time, on December 31, 2018, which we refer to as the distribution date, subject to satisfaction or waiver of the conditions described below. Following the distribution, NETGEAR will no longer own any shares of Arlo.
If you sell your shares of NETGEAR common stock prior to or on the distribution date, you also may be selling your right to receive the special stock dividend of shares of Arlo common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling NETGEAR common stock prior to or on the distribution date.
The distribution is intended to be generally tax free to our stockholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” below. You are urged to consult your own tax advisor to determine the particular tax consequences of the distribution to you in your specific circumstances, including the applicability and effect of any federal, state, local and foreign tax laws.
No vote of NETGEAR stockholders is required in connection with the distribution. Therefore, you are not required to take any action. We are sending you this information statement, which contains information about the terms of the distribution and Arlo, for your information only. NETGEAR stockholders of record on the record date will receive account statements reflecting their ownership interest in shares of Arlo common stock. The Arlo common stock issued in the distribution will be in book-entry form. NETGEAR stockholders who hold their shares through brokers or other nominees will have their shares of Arlo common stock credited to their accounts by their nominees or brokers. For additional information, registered stockholders in the United States and Canada should contact NETGEAR’s transfer agent, Computershare Trust Company, N.A. at 1-877-854-4593. Stockholders from outside the United States may call 1-201-680-6578.
Neither the U.S. Securities and Exchange Commission nor any state securities regulators, nor any foreign securities regulatory authority, has approved or disapproved of the shares of Arlo common stock to be issued to you pursuant to this distribution or determined if this information statement is accurate or adequate. Any representation to the contrary is a criminal offense.
The date of this information statement is December 18, 2018.

QUESTIONS AND ANSWERS REGARDING THE DISTRIBUTION OF ARLO TECHNOLOGIES, INC. COMMON STOCK

1.
I own shares of NETGEAR common stock. What will I receive as a result of the distribution? NETGEAR will distribute 1.980295 shares of Arlo common stock for each share of NETGEAR common stock outstanding as of the record date for the distribution. The final distribution ratio was calculated by dividing the 62,500,000 shares of Arlo common stock to be distributed by the number of shares of NETGEAR common stock outstanding on the record date. You will receive a cash payment for the value of any fractional share which you are entitled to receive.

2.
What is the record date for the distribution, and when will the distribution occur? The record date is December 17, 2018, and ownership of shares of NETGEAR common stock on the record date is determined as of 5:00 p.m., New York City time, on that date. Shares of Arlo common stock will be distributed as of 5:00 p.m., New York City time, on December 31, 2018. We refer to this date as the distribution date.

3.
What do I have to do to participate in the distribution? No action is required by NETGEAR stockholders to receive their shares of Arlo common stock. The distribution will be made on the distribution date on the basis of 1.980295 shares of Arlo common stock for each share of NETGEAR common stock held as of 5:00 p.m., New York City time, on the record date, subject to a cash payment in lieu of any fractional shares. You may also participate in the distribution if you purchase shares of NETGEAR common stock in the “regular way” market following the record date as described in question 4 below.

4.
If I sell my shares of NETGEAR common stock before the distribution date, will I still be entitled to receive shares of Arlo common stock in the distribution? Beginning on December 14, 2018, the date which is the business day prior to the record date, and continuing through the close of trading on the distribution date, the following markets will exist in shares of NETGEAR common stock and Arlo common stock:

•
NETGEAR common stock “regular way” market (NASDAQ: NTGR): Shares of NETGEAR common stock that trade in the “regular way” market will trade with “due bills,” which are entitlements to shares of Arlo common stock to be distributed in the distribution. Any holders of shares of NETGEAR common stock who sell NETGEAR shares outstanding as of the record date the “regular way” prior to or on the distribution date will also be selling their right to receive the shares of Arlo common stock that were to be distributed to them in respect of those shares of NETGEAR common stock.

•
NETGEAR common stock “ex-distribution/when-issued” market (NASDAQ: NTGRV): Shares of NETGEAR common stock that trade in the “ex-distribution/when-issued” market will trade without an entitlement to shares of Arlo common stock to be distributed in the distribution. If you own shares of NETGEAR common stock on the record date and sell those shares of NETGEAR common stock in the “ex-distribution/when-issued” market prior to or on the distribution date, you will still receive the shares of Arlo common stock that were to be distributed to you in respect of those shares of NETGEAR common stock.

•
Arlo common stock “regular way” market (NYSE: ARLO): The “regular way” market is the same market for Arlo common stock that has been in existence since Arlo completed its initial public offering of its common stock in August 2018.

•
Arlo common stock “when-issued” market (NYSE: ARLO WI): The “when-issued” market for Arlo common stock relates to the shares of Arlo common stock that will be distributed to NETGEAR stockholders in the distribution. Therefore, if you are entitled to receive shares of Arlo common stock in the distribution, you may trade your entitlement to such shares of Arlo common stock, without the corresponding shares of NETGEAR common stock you own, in the Arlo common stock “when-issued” market.

All trades in the “regular way” markets will settle on the second trading day after the trade date. The “due bills” will settle on the second trading day after the distribution date. All trades in the “ex-distribution/when-issued” market and “when-issued” markets will settle on the third trading day after the distribution date, irrespective of the trade date.

You are encouraged to consult with your financial advisor regarding the specific implications of trading shares of NETGEAR common stock or Arlo common stock prior to or on the distribution date.

5.
How will the distribution affect the number of shares of NETGEAR common stock I currently hold? The number of shares of NETGEAR common stock you hold will not be changed as a result of the distribution. On the distribution date, NETGEAR stockholders will receive 1.980295 shares of Arlo common stock for each share of NETGEAR common stock that they own as of 5:00 p.m., New York City time, on the record date, except for any cash in lieu of any fractional shares. While the number of shares of NETGEAR common stock you hold will not change as a result of the distribution, the market value of NETGEAR common stock will likely adjust to reflect the distribution and NETGEAR’s disposition of Arlo common stock.

6.
What are the material U.S. federal income tax consequences of the distribution to NETGEAR stockholders? The distribution is intended to be generally tax free to our stockholders for U.S. federal income tax purposes. It is a condition to the completion of the distribution that NETGEAR receive an opinion of outside counsel regarding the qualification of the contribution of the Arlo business to Arlo, which we refer to as the contribution, and the distribution, taken together, as a reorganization within the meaning of Sections 355(a) and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. NETGEAR will provide its stockholders with information intended to enable them to compute their tax basis in both NETGEAR common stock and Arlo common stock. This information will be posted under the investor relations tab on NETGEAR’s website at www.netgear.com and Arlo’s website at www.arlo.com. You should consult your own tax advisor as to the particular consequences of the distribution to you, including the applicability and effect of any U.S. federal, state and local tax laws, as well as any foreign tax laws. See “Material U.S. Federal Income Tax Consequences” below for more information.

7.
When will I receive my shares of Arlo common stock? Will I receive a stock certificate for shares of Arlo common stock distributed as a result of the distribution? Registered holders of shares of NETGEAR common stock who are entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of shares of Arlo common stock as of the effective time of the distribution. For additional information, registered stockholders in the United States and Canada should contact NETGEAR’s transfer agent, Computershare Trust Company, N.A., at 1-877-854-4593. Stockholders from outside the United States may call 1-201-680-6578.

8.
What if I hold my shares of NETGEAR common stock through a broker, bank or other nominee? NETGEAR stockholders who hold their shares of NETGEAR common stock through a broker, bank or other nominee will have their brokerage account credited with shares of Arlo common stock. For additional information, those stockholders should contact their broker, bank or other nominee directly. Questions regarding the distribution can also be directed to our transfer agent, Computershare Trust Company, N.A., at 1-877-854-4593, or for stockholders from outside the United States, at 1-201-680-6578.

9.
What if I have stock certificates reflecting my shares of NETGEAR common stock? Should I send them to the transfer agent or to NETGEAR? No, you should not send your stock certificates to the transfer agent or to NETGEAR. You should retain your NETGEAR stock certificates. No certificates representing your shares of Arlo common stock will be mailed to you. Arlo common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

10.
How will the distribution affect my outstanding NETGEAR equity awards? In connection with the distribution, all outstanding NETGEAR equity compensation awards will be equitably adjusted to reflect the impact of the transaction. The adjustments to each type of award currently outstanding pursuant to the NETGEAR equity compensation plans will be determined in accordance with the terms of the employee matters agreement between NETGEAR and Arlo, dated as of August 2, 2018 (which we refer to as the “employee matters agreement”), and are described below. For purposes of the description below, “former service providers of NETGEAR” refers to any former employee or service provider of NETGEAR as of August 2, 2018 (other than current Arlo employees) and any individual who was an employee or service provider of NETGEAR as of August 2, 2018 who thereafter ceased to be an employee or service provider of NETGEAR.

•
NETGEAR Options: (1) NETGEAR options granted prior to August 3, 2018 (which we refer to as the “cutoff date”) will be converted into both an adjusted NETGEAR option and an Arlo option, (2) NETGEAR options granted on or following the cutoff date will be converted solely into adjusted NETGEAR options and (3) NETGEAR outstanding and vested options held by former service providers of NETGEAR will be converted solely into adjusted NETGEAR options. The formulas applicable to the foregoing NETGEAR option adjustments are set forth in the employee matters agreement and, in each case, the exercise price and number of shares subject to each option will be adjusted to preserve the aggregate intrinsic value of the original NETGEAR option as measured immediately prior to and immediately following the distribution, subject to rounding. Following the distribution, the NETGEAR options and Arlo options will be subject to substantially the same terms and vesting conditions that applied to the original NETGEAR option immediately prior to the distribution.

•
NETGEAR RSUs: (1) NETGEAR restricted stock units granted prior to the cutoff date will be converted into both an adjusted NETGEAR restricted stock unit covering the same number of shares of NETGEAR common stock subject to the award prior to the distribution and an Arlo restricted stock unit covering a number of shares of Arlo common stock equal to the number of shares of NETGEAR common stock subject to the award prior to the distribution multiplied by 1.980295 (subject to rounding), which is the number of shares of Arlo common stock that will be distributed in respect of each share of NETGEAR common stock in the distribution and (2) NETGEAR restricted stock units granted on or following the cutoff date will be converted solely into NETGEAR restricted stock units, on a basis that preserves the aggregate intrinsic value of the original NETGEAR restricted stock unit award (subject to rounding). The formulas applicable to the foregoing NETGEAR restricted stock unit adjustments are set forth in the employee matters agreement. Following the distribution, the NETGEAR restricted stock units and Arlo restricted stock units will be subject to substantially the same terms and vesting conditions that applied to the original NETGEAR restricted stock units immediately prior to the distribution.

•
NETGEAR Options and NETGEAR RSUs held by Non-U.S. Holders: NETGEAR may, in its sole discretion, determine to treat NETGEAR options or NETGEAR restricted stock unit awards that are outstanding as of the effective time of the distribution and held by current and former service providers of Arlo and NETGEAR in jurisdictions other than the United States in a manner inconsistent with the immediately preceding two paragraphs.

11.	How will the distribution affect my outstanding Arlo equity awards? No adjustments will be made to Arlo equity compensation awards that are outstanding at the effective time of the distribution.

12.
Will NETGEAR and Arlo enter into any agreements in connection with the distribution? NETGEAR and Arlo do not intend to enter into any additional agreements in connection with the distribution. In connection with the IPO of Arlo common stock completed on August 7, 2018, NETGEAR and Arlo entered into certain agreements governing the separation of the businesses and various interim arrangements. These agreements include a master separation agreement, a registration rights agreement, a transition services agreement, a tax matters agreement, an employee matters agreement and an intellectual property rights cross-license agreement, copies of which were filed as exhibits to Arlo’s and Netgear’s respective Current Reports on Form 8-K on August 7, 2018.

INFORMATION ABOUT THE DISTRIBUTION
The Distribution
On November 28, 2018, our board of directors approved the distribution of our interest in Arlo common stock to our stockholders. To effect the distribution, our board of directors declared a special dividend on shares of our common stock consisting of 62,500,000 shares of Arlo common stock owned by us. On the distribution date, subject to the satisfaction or waiver of the conditions described below under the heading “Conditions to the Distribution,” we will distribute, on a pro rata basis, all of the shares of Arlo common stock that we own to our stockholders as a dividend. These shares represent approximately 84.2% of Arlo’s outstanding common stock as of the record date. As a result of the distribution, NETGEAR will no longer hold any shares of Arlo common stock.
On the distribution date, holders of shares of NETGEAR common stock will be entitled to receive 1.980295 shares of Arlo common stock as a dividend on each outstanding share of NETGEAR common stock they own as of 5:00 p.m., New York City time, on December 17, 2018, the record date for the distribution, subject to a cash payment in lieu of any fractional shares.
You will not be required to pay any cash or other consideration for the shares of Arlo common stock that will be distributed to you or to surrender or exchange your shares of NETGEAR common stock to receive the dividend of shares of Arlo common stock. The distribution will not affect the number of shares of NETGEAR common stock that you hold.
Conditions to the Distribution
The distribution is subject to the satisfaction or waiver by NETGEAR of the following conditions: (i) receipt by NETGEAR of an opinion of outside counsel, dated as of the date of the distribution, regarding the qualification of the contribution and distribution, taken together, as a reorganization within the meaning of Sections 355(a) and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) receipt of all governmental approvals necessary to complete the distribution; (iii) receipt of an opinion from an independent appraisal firm confirming NETGEAR’s solvency and financial viability prior to the distribution, and NETGEAR and Arlo’s solvency and financial viability after completion of the distribution; (iv) securities law requirements for the distribution shall have been met; (v) no order, injunction or decree issued by any governmental authority of competent jurisdiction or other legal restraint or prohibition preventing consummation of the distribution or any of the transactions related thereto shall be in effect, and no other event outside the control of NETGEAR shall have occurred or failed to occur that prevents the consummation of the distribution or any related transactions; (vi) the shares of Arlo common stock to be distributed in the distribution shall have been accepted for listing on the NYSE; and (vii) no other events or developments exist or shall have occurred following the completion of the IPO that, in the judgment of NETGEAR’s board of directors, in its sole and absolute discretion, makes it inadvisable to effect the distribution.
Purpose of the Distribution
We believe that the separation of Arlo and NETGEAR and the distribution will provide significant benefits, including:

•
It will allow each of NETGEAR and Arlo to more effectively pursue its own distinct operating priorities and strategies, and will enable the management of each to more quickly and efficiently make decisions and concentrate efforts on the unique needs of each business and pursue distinct opportunities for long-term growth and profitability.

•
It will allow each of NETGEAR and Arlo to implement a capital structure and capital return policy appropriate to the needs of its business and to concentrate its financial resources solely on its own operations, providing greater flexibility to invest capital in its business in a time and manner appropriate for its distinct strategy and business needs.

•
It will create an independent equity structure that will afford Arlo direct access to capital markets and facilitate NETGEAR’s and Arlo’s ability to effect future acquisitions utilizing a “pure play” equity currency.

•
It will facilitate incentive compensation arrangements for employees of each of NETGEAR and Arlo more directly tied to the performance of the relevant company’s business, and may enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives.

•
It will allow investors to separately understand and value NETGEAR and Arlo based on their distinct businesses and investment identities, including the merits, performance and future prospects of their respective businesses. The separation and distribution will also provide investors with two distinct and targeted investment opportunities.

The Number of Shares You Will Receive
For each share of NETGEAR common stock for which you are the holder of record as of 5:00 p.m., New York City time, on the record date, you will receive that number of shares of Arlo common stock equal to the quotient obtained by dividing the 62,500,000 shares of Arlo common stock to be distributed in the distribution by the total number of shares of NETGEAR common stock outstanding as of 5:00 p.m., New York City time, on the record date. Based on the number of shares of NETGEAR common stock outstanding at such time, you will receive 1.980295 shares of Arlo common stock for each share of NETGEAR common stock for which you were the holder of record as of 5:00 p.m., New York City time, on the record date, subject to a cash payment in lieu of any fractional shares. The distributed shares of Arlo common stock will be fully paid and non-assessable and have no preemptive rights.
Trading Prior to or on the Distribution Date
Beginning on December 14, 2018, the date which is the business day prior to the record date, and continuing through the close of trading on the distribution date, the following markets will exist in shares of NETGEAR and Arlo common stock:

•
NETGEAR common stock “regular way” market (NASDAQ: NTGR): Shares of NETGEAR common stock that trade in the “regular way” market will trade with “due bills,” which are entitlements to shares of Arlo common stock to be distributed in the distribution. Any holders of shares of NETGEAR common stock who sell NETGEAR shares outstanding as of the record date the “regular way” prior to or on the distribution date will also be selling their right to receive the shares of Arlo common stock that were to be distributed to them in respect of those shares of NETGEAR common stock.

•
NETGEAR common stock “ex-distribution/when-issued” market (NASDAQ: NTGRV): Shares of NETGEAR common stock that trade in the “ex-distribution/when-issued” market will trade without an entitlement to shares of Arlo common stock to be distributed in the distribution. If you own shares of NETGEAR common stock on the record date and sell those shares of NETGEAR common stock in the “ex-distribution/when-issued” market prior to or on the distribution date, you will still receive the shares of Arlo common stock that were to be distributed to you in respect of those shares of NETGEAR common stock.

•
Arlo common stock “regular way” market (NYSE: ARLO): The “regular way” market is the same market for Arlo common stock that has been in existence since Arlo completed its initial public offering of its common stock in August 2018.

•
Arlo common stock “when-issued” market (NYSE: ARLO WI): The “when-issued” market for Arlo common stock relates to the shares of Arlo common stock that will be distributed to NETGEAR stockholders in the distribution. Therefore, if you are entitled to receive shares of Arlo common stock in the distribution, you may trade your entitlement to such shares of Arlo common stock, without the corresponding shares of NETGEAR common stock you own, in the Arlo common stock “when-issued” market.

All trades in the “regular way” markets will settle on the second trading day after the trade date. The “due bills” will settle on the second trading day after the distribution date. All trades in the “ex-distribution/when-issued” market and “when-issued” markets will settle on the third trading day after the distribution date, irrespective of the trade date.
Arlo common stock currently trades on the NYSE under the symbol “ARLO.”
You are encouraged to consult with your financial advisors regarding the specific implications of trading NETGEAR common stock and Arlo common stock prior to or on the distribution date.
Transferability of Shares You Receive
The shares of Arlo common stock distributed to NETGEAR stockholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Arlo under the U.S. Securities Act of 1933, as amended, which we refer to as the Securities Act. Persons who may be deemed to be affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with, Arlo, and include its directors, certain of its officers, and significant stockholders. Arlo affiliates will be permitted to sell their shares of Arlo common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Distribution of the Special Stock Dividend
We will pay the special stock dividend on the distribution date by releasing our shares of Arlo common stock for distribution by Computershare Trust Company, N.A., our distribution agent. The distribution agent will cause the shares of Arlo common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.
Registered Holders. If you are the registered holder of shares of NETGEAR common stock and hold your shares of NETGEAR common stock either in physical form (as certificated shares) or in book-entry form, the shares of Arlo common stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of Arlo common stock.
“Street Name” Holders. Many NETGEAR stockholders have shares of NETGEAR common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm (or its nominee) is the registered holder that holds the shares on your behalf. For stockholders who hold their shares of NETGEAR common stock in an account with a bank or brokerage firm, the shares of Arlo common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of Arlo common stock that you are entitled to receive in the distribution. We anticipate that this will take three to eight business days after the distribution date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Arlo common stock credited to your account.
Fractional Shares. NETGEAR stockholders will not receive any fractional shares of Arlo common stock in the distribution. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the aggregate cash proceeds of the sales, net of brokerage fees and other costs, pro rata (based on the fractional share such holder would otherwise be entitled to receive and reduced by any required tax withholding) to each holder who otherwise would have been entitled to receive a fractional share in the distribution. Neither we, Arlo, nor the distribution agent are required to guarantee any minimum sale price for the fractional shares of Arlo common stock. The distribution agent, in its sole discretion, without any influence by Arlo or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.
Direct Registration System. Arlo common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Arlo common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of Arlo common stock. The distribution agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the fractional shares for which you will receive cash promptly after the distribution date. You can obtain more information regarding the direct registration system by contacting Arlo’s transfer agent and registrar. Contact information for Arlo’s transfer agent and registrar is provided elsewhere in this information statement. If you are entitled to receive cash in lieu of fractional shares in the distribution, a check will be separately mailed to you.
Employee Stock-Based Plans
In connection with the distribution, all outstanding NETGEAR equity compensation awards will be equitably adjusted to reflect the impact of the transaction. The adjustments to each type of award currently outstanding pursuant to the NETGEAR equity compensation plans will be determined in accordance with the terms of the employee matters agreement and are described below. For purposes of the description below, “former service providers of NETGEAR” refers to any former employee or service provider of NETGEAR as of August 2, 2018 (other than current Arlo employees) and any individual who was an employee or service provider of NETGEAR as of August 2, 2018 who thereafter ceased to be an employee of NETGEAR.

•
NETGEAR Options: (1) NETGEAR options granted prior to the cutoff date will be converted into both an adjusted NETGEAR option and an Arlo option, (2) NETGEAR options granted on or following the cutoff date will be converted solely into adjusted NETGEAR options and (3) NETGEAR outstanding and vested options held by former service providers of NETGEAR will be converted solely into adjusted NETGEAR options. The formulas applicable to the foregoing NETGEAR option adjustments are set forth in the employee matters agreement and, in each case, the exercise price and number of shares subject to each option will be adjusted to preserve the aggregate intrinsic value of the original NETGEAR option as measured immediately prior to and immediately following the distribution, subject to rounding. Following the distribution, the NETGEAR options and Arlo options will be subject to substantially the same terms and vesting conditions that applied to the original NETGEAR option immediately prior to the distribution.

•
NETGEAR RSUs: (1) NETGEAR restricted stock units granted prior to the cutoff date will be converted into both an adjusted NETGEAR restricted stock unit covering the same number of shares of NETGEAR common stock subject to the award prior to the distribution and an Arlo restricted stock unit covering a number of shares of Arlo common stock equal to the number of shares of NETGEAR common stock subject to the award prior to the distribution multiplied by 1.980295 (subject to rounding), which is the number of shares of Arlo common stock that will be distributed in respect of each share of NETGEAR common stock in the distribution and (2) NETGEAR restricted stock units granted on or following the cutoff date will be converted solely into NETGEAR restricted stock units, on a basis that preserves the aggregate intrinsic value of the original NETGEAR restricted stock unit award (subject to rounding). The formulas applicable to the foregoing NETGEAR restricted stock unit adjustments are set forth in the employee matters agreement. Following the distribution, the NETGEAR restricted stock units and Arlo restricted stock units will be subject to substantially the same terms and vesting conditions that applied to the original NETGEAR restricted stock units immediately prior to the distribution.

•
NETGEAR Options and NETGEAR RSUs held by Non-U.S. Holders: NETGEAR may, in its sole discretion, determine to treat NETGEAR options or NETGEAR restricted stock unit awards that are outstanding as of the effective time of the distribution and held by current and former service providers of Arlo and NETGEAR in jurisdictions other than the United States in a manner inconsistent with the immediately preceding two paragraphs.

No adjustments will be made to Arlo equity compensation awards that are outstanding at the effective time of the distribution.

Material U.S. Federal Income Tax Consequences
The following is a discussion of material U.S. federal income tax consequences of the distribution of Arlo common stock to U.S. Holders (as defined below) of NETGEAR common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, the Treasury regulations promulgated thereunder, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, in each case as in effect and available as of the date of this information statement and all of which are subject to differing interpretation and change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this document.
This discussion applies only to U.S. holders of NETGEAR common stock who hold such stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the contribution and distribution, together with certain related transactions, were or will be consummated in accordance with the master separation agreement and the other separation-related agreements and as described in this information statement. This discussion is for general information only and is not tax advice. It does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of NETGEAR common stock in light of their particular circumstances nor does it address tax considerations applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation) holders who acquired NETGEAR common stock or Arlo common stock upon the exercise of employee stock options or otherwise as compensation, insurance companies, financial institutions, mutual funds, certain former U.S. citizens or long-term residents of the United States, holders liable for the alternative minimum tax, holders whose functional currency is not the U.S. dollar, holders who hold their NETGEAR common stock as part of a hedge, straddle, synthetic security, integrated investment, constructive sale or conversion transaction, broker-dealers, traders in securities that elect a mark-to-market method of accounting, tax-exempt organizations, or partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes), or other pass-through entities, and the owners thereof. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. In addition, no information is provided in this discussion with respect to any tax considerations under foreign, state, or local laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion does not address the tax consequences to any person who actually or constructively owns 5% or more of NETGEAR common stock.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds NETGEAR common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. Holders of NETGEAR common stock that are partnerships and partners in such partnerships should consult their own tax advisors as to the tax consequences of the distribution.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of NETGEAR common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S., FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.
NETGEAR has not sought and does not intend to seek a ruling from the IRS with respect to the treatment of the distribution and certain related transactions for U.S. federal income tax purposes, and there can be no assurance that the IRS will not assert that the distribution and/or certain related transactions are taxable. It is a condition to the completion of the distribution that NETGEAR receive an opinion of outside counsel regarding the qualification of the contribution and the distribution, taken together, as a reorganization within the meaning of Sections 355(a) and 368(a)(1)(D) of the Code. The opinion of counsel will be based upon and rely on, among other things, various facts and assumptions, as well as certain representations, statements and undertakings of NETGEAR and Arlo (including those relating to the past and future conduct of NETGEAR and Arlo). If any of these facts, assumptions, representations, statements or undertakings is, or becomes, inaccurate or incomplete, or if NETGEAR or Arlo breach any of their respective covenants relating to the separation, the opinion of counsel may be invalid and the conclusions reached therein could be jeopardized. An opinion of counsel is not binding on the IRS or any court. Notwithstanding receipt by NETGEAR of the opinion of counsel, the IRS could assert that the distribution and/or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, NETGEAR, Arlo and NETGEAR stockholders could be subject to significant U.S. federal income tax liability. See “-Material U.S. Federal Income Tax Consequences if the Distribution is Taxable” below.
Material U.S. Federal Income Tax Consequences if the Distribution, Together with Certain Related Transactions, Qualifies as a Transaction that is Generally Tax-Free Under Sections 355 and 368(a)(1)(D) of the Code.
Assuming the distribution, together with certain related transactions, qualifies as a transaction that is generally tax-free, for U.S. federal income tax purposes, under Sections 355 and 368(a)(1)(D) of the Code, the U.S. federal income tax consequences of the distribution generally are as follows:

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no gain or loss will be recognized by, and no amount will be includable in the income of NETGEAR as a result of the distribution, other than gain or income arising in connection with certain internal restructurings undertaken in connection with the distribution and with respect to any “excess loss account” or “intercompany transaction” required to be taken into account by NETGEAR under U.S. Treasury regulations relating to consolidated federal income tax returns;

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no gain or loss will be recognized by (and no amount will be included in the income of) U.S. holders of NETGEAR common stock upon the receipt of Arlo common stock in the distribution, except with respect to any cash received in lieu of fractional shares of Arlo common stock (as described below);

•
the aggregate tax basis of the NETGEAR common stock and the Arlo common stock received in the distribution (including any fractional share interest in Arlo common stock for which cash is received) in the hands of each U.S. holder of NETGEAR common stock immediately after the distribution will equal the aggregate basis of NETGEAR common stock held by the U.S. holder immediately before the distribution, allocated between the shares of NETGEAR common stock and Arlo common stock (including any fractional share interest in Arlo common stock for which cash is received) in proportion to the relative fair market value of each on the distribution date; and

•
the holding period of the Arlo common stock received by each U.S. holder of NETGEAR common stock in the distribution (including any fractional share interest in Arlo common stock for which cash is received) will generally include the holding period at the time of the distribution for the NETGEAR common stock with respect to which the distribution is made.

A U.S. holder who receives cash in lieu of a fractional share of Arlo common stock in the distribution will be treated as having sold such fractional share for cash, and will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and such U.S. holder’s adjusted tax basis in such fractional share. Such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for its NETGEAR common stock exceeds one year at the time of distribution.
If a U.S. holder of NETGEAR common stock holds different blocks of NETGEAR common stock (generally shares of NETGEAR common stock acquired on different dates or at different prices), such holder should consult its tax advisor regarding the determination of the basis and holding period of shares of Arlo common stock received in the distribution in respect of particular blocks of NETGEAR common stock.
Material U.S. Federal Income Tax Consequences if the Distribution is Taxable
As discussed above, NETGEAR has not sought and does not intend to seek a ruling from the IRS with respect to the treatment of the distribution and certain related transactions for U.S. federal income tax purposes. Notwithstanding receipt by NETGEAR of an opinion of counsel, the IRS could assert that the distribution does not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, the consequences described above would not apply, and NETGEAR, Arlo and NETGEAR stockholders could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within the control of NETGEAR or Arlo could cause the distribution and certain related transactions to not qualify for tax-free treatment for U.S. federal income tax purposes. Depending on the circumstances, Arlo may be required to indemnify NETGEAR for taxes (and certain related losses) resulting from the distribution and certain related transactions not qualifying as tax-free for U.S. federal income tax purposes.
If the distribution fails to qualify as a tax-free transaction for U.S. federal income tax purposes, in general, NETGEAR would recognize taxable gain as if it had sold the Arlo common stock in a taxable sale for its fair market value (unless NETGEAR and Arlo jointly make an election under Section 336(e) of the Code with respect to the distribution, in which case, in general, (i) the NETGEAR group would recognize taxable gain as if Arlo had sold all of its assets in a taxable sale in exchange for an amount equal to the fair market value of the Arlo commons stock and the assumption of Arlo’s liabilities and (ii) Arlo would obtain a related step up in the basis of its assets) and NETGEAR stockholders who receive shares of Arlo common stock in the distribution would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares.
Even if the distribution were to otherwise qualify as tax-free under Sections 355 and 368(a)(1)(D) of the Code, it may result in taxable gain to NETGEAR under Section 355(e) of the Code if the distribution were later deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a fifty percent or greater interest (by vote or value) in NETGEAR or Arlo. For this purpose, any acquisitions of NETGEAR or Arlo shares within the period beginning two years before the distribution and ending two years after the distribution are presumed to be part of such a plan, although NETGEAR or Arlo may be able to rebut that presumption.
In connection with the separation and the distribution, Arlo and NETGEAR entered into a tax matters agreement pursuant to which Arlo will be responsible for certain liabilities and obligations following the distribution. In general, under the terms of the tax matters agreement, if the distribution, together with certain related transactions, were to fail to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code (including as a result of Section 355(e) of the Code) and if such failure were the result of actions taken after the distribution by NETGEAR or Arlo, the party responsible for such failure will be responsible for all taxes imposed on NETGEAR or Arlo to the extent such taxes result from such actions. However, if such failure was the result of any acquisition of Arlo shares or assets, or of any of Arlo’s representations, statements or undertakings being incorrect, incomplete or breached, Arlo generally will be responsible for all taxes imposed as a result of such acquisition or breach. The indemnification obligations of Arlo to NETGEAR under the tax matters agreement are not limited in amount or subject to any cap. If Arlo is required to pay any taxes or indemnify NETGEAR and its subsidiaries and their respective officers and directors under the circumstances set forth in the tax matters agreement, Arlo may be subject to substantial liabilities.
Backup Withholding and Information Reporting
Payments of cash to U.S. holders of NETGEAR common shares in lieu of fractional shares of Arlo common stock may be subject to information reporting and backup withholding (currently, at a rate of 24%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE FOREGOING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

INFORMATION ABOUT ARLO
Overview of Arlo
Arlo combines an intelligent cloud infrastructure and mobile app with a variety of smart connected devices that transform the way people experience the connected lifestyle. Arlo’s cloud-based platform creates a seamless, end-to-end connected lifestyle solution that provides users visibility, insight and a powerful means to help protect and connect with the people and things that matter most to them. Arlo enables users to monitor their environments and engage in real-time with their families and businesses from any location with a Wi-Fi or a cellular network internet connection. To date, Arlo has launched several categories of award-winning smart connected devices, including wire-free smart Wi-Fi and LTE-enabled cameras, advanced baby monitors, audio doorbells for real-time conversations with visitors, and smart security lights. In addition, Arlo’s broad compatibility allows the platform to seamlessly integrate with third-party internet-of-things products and protocols. Arlo offers bundled and paid subscription services, including its subscription-based Arlo Smart service, to work in conjunction with and enhance the functionality of its smart devices.
Background of the Separation of Arlo from NETGEAR
In January 2018, NETGEAR formed Arlo as a wholly-owned subsidiary and received 1,000 shares of Arlo common stock. In connection with the separation of Arlo from NETGEAR, we contributed the businesses, assets and liabilities constituting our Arlo business to Arlo, and on August 2, 2018 we received 62,499,000 shares of Arlo common stock. As of August 2, 2018, we owned 100% of Arlo’s outstanding common stock. On August 7, 2018, Arlo completed the IPO of 11,747,250 shares of its common stock, which included 1,532,250 shares of Arlo common stock allocated to the underwriters’ option to purchase additional shares of Arlo common stock, which was exercised in full on August 3, 2018. Immediately following the IPO, we owned 62,500,000 shares of Arlo’s common stock, or approximately 84.2% of its outstanding common stock.
On November 28, 2018, our board of directors approved the distribution to our stockholders of all of our holdings of Arlo common stock. On the distribution date, subject to the satisfaction or waiver of the conditions described above under the heading “Conditions to the Distribution,” we will distribute all of the shares of Arlo common stock that we own to our stockholders on a pro rata basis as a special stock dividend. Following the distribution, NETGEAR will no longer own any shares of Arlo common stock, and Arlo will be a fully independent company.
Arlo common stock is currently listed on the New York Stock Exchange under the symbol “ARLO.” For a more complete description of Arlo common stock, you should review Arlo’s amended and restated certificate of incorporation and amended and restated bylaws. See “Where You Can Find Additional Information” below for instructions on how to obtain these documents.
Arlo Transfer Agent and Registrar
The transfer agent and registrar for Arlo common stock is Computershare Trust Company, N.A. Following the distribution, all correspondence regarding Arlo common stock should be sent to the following address:
Computershare Trust Company
PO Box 505000
Louisville, KY 40233-5000
U.S. and Canada: 1-800-962-4284
International: 1-781-575-4247
Internet: www.computershare.com

WHERE CAN YOU FIND ADDITIONAL INFORMATION

Arlo and NETGEAR are each subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements, and other information with the SEC, including financial statements. If you would like more information about Arlo, we urge you to read Arlo’s reports filed with the SEC.
You may read and obtain copies (at prescribed rates) of Arlo’s and NETGEAR’s reports at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain these reports at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.
Arlo and NETGEAR maintain websites that offer additional information about each company.
•Visit Arlo’s website at www.arlo.com
•Visit our website at www.netgear.com

Information contained on any website referenced in this information statement is not incorporated by reference into this information statement.